Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS FIRST QUARTER 2016

NET INCOME OF $182 MILLION, OR $.22 PER COMMON SHARE; EARNINGS PER COMMON SHARE OF $.24, EXCLUDING $.02 OF MERGER-RELATED EXPENSE

Positive operating leverage from prior year, excluding merger-related expense

Revenue growth of 3% from prior year

Average loans up 5% from prior year, driven by a

12% increase in commercial, financial and agricultural loans

Continued progress on First Niagara Financial Group acquisition

CLEVELAND, April 21, 2016 – KeyCorp (NYSE: KEY) today announced first quarter net income from continuing operations attributable to Key common shareholders of $182 million, or $.22 per common share, compared to $224 million, or $.27 per common share, for the fourth quarter of 2015, and $222 million, or $.26 per common share, for the first quarter of 2015. During the first quarter of 2016, Key incurred merger-related expense totaling $24 million, or $.02 per common share, compared to $6 million in the fourth quarter of 2015. Excluding merger-related expense, earnings per common share were $.24 for the first quarter of 2016.

“While the operating environment remains challenging, our results reflect continued momentum in our core businesses and progress on our strategic initiatives,” said Chairman and Chief Executive Officer Beth Mooney. “Excluding merger-related expense, we generated positive operating leverage relative to the same period last year, driven by a 3% increase in revenue and well-controlled expenses. Net interest income was up 6% from last year, benefiting from growth in average loans of 5%. Noninterest income reflects positive trends in several of our core fee-based businesses where we have continued to make investments, such as consumer and commercial payments. Our market sensitive businesses were impacted this quarter by the industry-wide slowdown in capital markets activity. Expenses also reflect the lower level of market-related activity and our ongoing efforts to improve efficiency.”

“Credit quality measures this quarter were impacted by credit migration in our oil and gas portfolio, reflecting current market conditions. Net charge-offs remained below our targeted range,” added Mooney.

“We also continue to make progress on our First Niagara Financial Group acquisition, including reaching an important milestone of shareholders from both companies approving the merger,” Mooney continued. “We are excited about the opportunity we have as we prepare to bring these two companies together, and we remain confident in our ability to deliver on our commitments and financial targets.”

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

FIRST QUARTER 2016 FINANCIAL RESULTS, from continuing operations

Compared to First Quarter of 2015

•	Average loans up 5%, driven by 12% growth in commercial, financial and agricultural loans

•	Average deposits, excluding deposits in foreign office, up 4% reflecting growth in Key’s commercial mortgage servicing business and inflows from commercial and consumer clients

•	Net interest income (taxable-equivalent) up $35 million, as higher earning asset balances and yields were partially offset by higher levels of liquidity

•	Noninterest income down $6 million due to lower net gains from principal investing, partially offset by an increase in other income and growth in core fee-based businesses

•	Noninterest expense, excluding merger-related expense of $24 million, increased $10 million, primarily attributable to slight increases across various nonpersonnel areas

•	Net loan charge-offs to average loans of .31%, up from .20% in the year-ago quarter

Compared to Fourth Quarter of 2015

•	Average loans up 1%, primarily driven by a 2% increase in commercial, financial and agricultural loans

•	Average deposits, excluding deposits in foreign office, relatively stable due to increases in certificates of deposit and other time deposits, largely offset by a decline in the seasonal and short-term deposit inflows from commercial clients

•	Net interest income (taxable-equivalent) up $2 million driven by higher earning asset balances and yields

•	Noninterest income down $54 million, primarily due to lower investment banking and debt placement fees related to weaker capital markets activity

•	Noninterest expense, excluding merger-related expense, decreased $51 million, primarily driven by a reduction in personnel expense related to lower performance-based compensation

•	Net loan charge-offs to average loans of .31%, up from .25% in the prior quarter

Selected Financial Highlights

dollars in millions, except per share data				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Income (loss) from continuing operations attributable to Key common shareholders	$182	$224	$222	(18.8)%	(18.0)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.22	.27	.26	(18.5)	(15.4)
Return on average total assets from continuing operations	.80%	.97%	1.03%	N/A	N/A
Common Equity Tier 1 (a), (b)	11.11	10.94	10.64	N/A	N/A
Book value at period end	$12.79	$12.51	$12.12	2.2%	5.5%
Net interest margin (TE) from continuing operations	2.89%	2.87%	2.91%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.
(b)	3-31-16 ratio is estimated.

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Net interest income (TE)	$612	$610	$577	.3%	6.1%
Noninterest income	431	485	437	(11.1)	(1.4)

Total revenue	$1,043	$1,095	$1,014	(4.7)%	2.9%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $612 million for the first quarter of 2016, and the net interest margin was 2.89%. These results compare to taxable-equivalent net interest income of $577 million and a net interest margin of 2.91% for the first quarter of 2015. The $35 million increase in net interest income reflects higher earning asset balances and an increase in earning asset yields, largely the result of Key’s loan portfolio re-pricing to the higher short-term interest rates that resulted from the Federal Reserve’s decision to raise the target range for the federal funds rate in mid-December of 2015. The net interest margin remained relatively stable, benefitting from higher earning asset yields, which were offset by higher levels of liquidity.

Compared to the fourth quarter of 2015, taxable-equivalent net interest income increased by $2 million, and the net interest margin increased by two basis points. The increases in net interest income and the net interest margin were primarily attributable to higher earning asset balances and yields.

Noninterest Income

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Trust and investment services income	$109	$105	$109	3.8%	—
Investment banking and debt placement fees	71	127	68	(44.1)	4.4%
Service charges on deposit accounts	65	64	61	1.6	6.6
Operating lease income and other leasing gains	17	15	19	13.3	(10.5)
Corporate services income	50	55	43	(9.1)	16.3
Cards and payments income	46	47	42	(2.1)	9.5
Corporate-owned life insurance income	28	36	31	(22.2)	(9.7)
Consumer mortgage income	2	2	3	—	(33.3)
Mortgage servicing fees	12	15	13	(20.0)	(7.7)
Net gains (losses) from principal investing	—	—	29	N/M	N/M
Other income	31	19	19	63.2	63.2

Total noninterest income	$431	$485	$437	(11.1)%	(1.4)%

N/M = Not Meaningful

Key’s noninterest income was $431 million for the first quarter of 2016, compared to $437 million for the year-ago quarter. The decrease from the prior year was largely attributable to lower net gains from principal investing of $29 million, reflecting market weakness. This decline was offset by an increase in other income of $12 million primarily related to gains from certain real estate investments, along with continued growth in some of Key’s core fee-based businesses, including corporate services and cards and payments.

Compared to the fourth quarter of 2015, noninterest income decreased by $54 million. The primary cause for the decline was $56 million of lower investment banking and debt placement fees, reflecting weaker capital markets activity, along with $8 million in lower corporate-owned life insurance income, which is seasonally higher in the fourth quarter. Partially offsetting these decreases were $12 million of increased other income primarily related to gains from certain real estate investments and $4 million of higher trust and investment services income.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Noninterest Expense

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Personnel expense	$404	$429	$389	(5.8)%	3.9%
Nonpersonnel expense	299	307	280	(2.6)	6.8

Total noninterest expense	$703	$736	$669	(4.5)%	5.1%

Key’s noninterest expense was $703 million for the first quarter of 2016. Noninterest expense included $24 million of merger-related expense, primarily made up of $16 million in personnel expense related to technology development for systems conversions and fully-dedicated personnel for merger and integration efforts. The remaining $8 million of merger-related expense was nonpersonnel expense, largely recognized in business services and professional fees. In the fourth quarter of 2015, Key incurred $6 million of merger-related expenses, primarily in nonpersonnel expense.

Excluding merger-related expense, noninterest expense was $10 million higher than the first quarter of last year. The growth was primarily attributable to slight increases across various nonpersonnel areas. Personnel expenses, adjusting for merger-related expense, declined $1 million from the first quarter of 2015, due to lower employee benefits and severance expense offsetting higher salaries and performance-based compensation.

Compared to the fourth quarter of 2015, excluding merger-related expense, noninterest expense decreased by $51 million. The largest driver of this reduction was a $41 million decrease in personnel expense due to lower performance-based compensation costs. Non-merger related marketing and business services and professional fees also each declined by $5 million.

BALANCE SHEET HIGHLIGHTS

In the first quarter of 2016, Key had average assets of $96.3 billion compared to $91.9 billion in the first quarter of 2015 and $96.1 billion in the fourth quarter of 2015.

Average Loans

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Commercial, financial and agricultural (a)	$31,590	$30,884	$28,321	2.3%	11.5%
Other commercial loans	13,111	12,996	13,304	.9	(1.5)
Home equity loans	10,240	10,418	10,576	(1.7)	(3.2)
Other consumer loans	5,215	5,278	5,311	(1.2)	(1.8)

Total loans	$60,156	$59,576	$57,512	1.0%	4.6%

(a)	Commercial, financial and agricultural average loan balances include $85 million, $87 million, and $87 million of assets from commercial credit cards at March 31, 2016, December 31, 2015, and March 31, 2015, respectively.

Average loans were $60.2 billion for the first quarter of 2016, an increase of $2.6 billion compared to the first quarter of 2015. The loan growth occurred in the commercial, financial and agricultural portfolio, which increased $3.3 billion and was spread across Key’s commercial lines of business. Consumer loans declined by $432 million mostly due to paydowns on Key’s prime-based home equity lines of credit and continued run-off in Key’s consumer exit portfolios.

Compared to the fourth quarter of 2015, average loans increased by $580 million, driven by commercial, financial and agricultural loans, which grew $706 million. Consumer loans declined $241 million, largely the result of a decline in home equity loans.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Average Deposits

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Non-time deposits (a)	$65,637	$66,270	$63,606	(1.0)%	3.2%
Certificates of deposit ($100,000 or more)	2,761	2,150	2,017	28.4	36.9
Other time deposits	3,200	3,047	3,217	5.0	(.5)

Total deposits	$71,598	$71,467	$68,840	.2%	4.0%

Cost of total deposits (a)	.17%	.15%	.15%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $71.6 billion for the first quarter of 2016, an increase of $2.8 billion compared to the year-ago quarter. Interest-bearing deposits increased $3.4 billion driven by a $2.8 billion increase in NOW and money market deposit accounts and a $727 million increase in certificates of deposit and other time deposits. The increase in NOW and money market deposit accounts reflects growth in the commercial mortgage servicing business and inflows from commercial and consumer clients. These increases were partially offset by a $689 million decline in noninterest-bearing deposits.

Compared to the fourth quarter of 2015, average deposits, excluding deposits in foreign office, were relatively stable. Growth in certificates of deposit and other time deposits was largely offset by a decline in the seasonal and short-term deposit inflows from commercial clients that Key experienced during the fourth quarter of 2015.

ASSET QUALITY

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Net loan charge-offs	$46	$37	$28	24.3%	64.3%
Net loan charge-offs to average total loans	.31%	.25%	.20%	N/A	N/A
Nonperforming loans at period end (a)	$676	$387	$437	74.7%	54.7%
Nonperforming assets at period end	692	403	457	71.7	51.4
Allowance for loan and lease losses	826	796	794	3.8	4.0
Allowance for loan and lease losses to nonperforming loans	122.2%	205.7%	181.7%	N/A	N/A
Provision for credit losses	$89	$45	$35	97.8	154.3%

(a)	Loan balances exclude $11 million, $11 million, and $12 million of purchased credit impaired loans at March 31, 2016, December 31, 2015, and March 31, 2015, respectively.

N/A = Not Applicable

Asset quality measures in the first quarter of 2016 were impacted by credit migration, primarily in the oil and gas portfolio. Key’s provision for credit losses was $89 million for the first quarter of 2016, compared to $35 million for the first quarter of 2015 and $45 million for the fourth quarter of 2015. Key’s allowance for loan and lease losses was $826 million, or 1.37% of total period-end loans, at March 31, 2016, compared to 1.37% at March 31, 2015, and 1.33% at December 31, 2015.

Net loan charge-offs for the first quarter of 2016 totaled $46 million, or .31% of average total loans. These results compare to $28 million, or .20%, for the first quarter of 2015, and $37 million, or .25%, for the fourth quarter of 2015.

At March 31, 2016, Key’s nonperforming loans totaled $676 million and represented 1.12% of period-end portfolio loans, compared to .75% at March 31, 2015, and .65% at December 31, 2015. The increase in nonperforming loans in the first quarter of 2016 was primarily related to Key’s oil and gas portfolio. Nonperforming assets at March 31, 2016 totaled $692 million and represented 1.14% of period-end portfolio loans and OREO and other nonperforming assets, compared to .79% at March 31, 2015, and ..67% at December 31, 2015.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2016.

Capital Ratios

	3-31-16	12-31-15	3-31-15
Common Equity Tier 1 (a), (b)	11.11%	10.94%	10.64
Tier 1 risk-based capital (a)	11.42	11.35	11.04
Total risk based capital (a)	13.17	12.97	12.79
Tangible common equity to tangible assets (b)	9.97	9.98	9.92
Leverage (a)	10.73	10.72	10.91

(a)	3-31-16 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

As shown in the preceding table, at March 31, 2016, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 11.11% and 11.42%, respectively. In addition, the tangible common equity ratio was 9.97% at March 31, 2016.

In October 2013, federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 11.05% at March 31, 2016. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Shares outstanding at beginning of period	835,751	835,285	859,403	.1%	(2.8)%
Common shares repurchased	—	—	(14,087)	N/M	N/M
Shares reissued (returned) under employee benefit plans	6,539	466	5,571	N/M	17.4
Common shares exchanged for Series A Preferred Stock	—	—	33	N/M	N/M

Shares outstanding at end of period	842,290	835,751	850,920	.8%	(1.0)%

N/M = Not Meaningful

As previously reported, Key’s existing share repurchase program is suspended through the second quarter of 2016. Share repurchases were included in Key’s 2016 Comprehensive Capital Analysis and Review submission.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Revenue from continuing operations (TE)
Key Community Bank	$595	$588	$549	1.2%	8.4%
Key Corporate Bank	426	479	402	(11.1)	6.0
Other Segments	21	31	66	(32.3)	(68.2)

Total segments	1,042	1,098	1,017	(5.1)	2.5
Reconciling Items	1	(3)	(3)	N/M	N/M

Total	$1,043	$1,095	$1,014	(4.7)%	2.9%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$74	$70	$51	5.7%	45.1%
Key Corporate Bank	118	142	127	(16.9)	(7.1)
Other Segments	14	25	43	(44.0)	(67.4)

Total segments	206	237	221	(13.1)	(6.8)
Reconciling Items	(19)	(7)	7	N/M	N/M

Total	$187	$230	$228	(18.7)%	(18.0)%

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Summary of operations
Net interest income (TE)	$399	$388	$358	2.8%	11.5%
Noninterest income	196	200	191	(2.0)	2.6

Total revenue (TE)	595	588	549	1.2	8.4
Provision for credit losses	42	20	30	110.0	40.0
Noninterest expense	436	456	438	(4.4)	(.5)

Income (loss) before income taxes (TE)	117	112	81	4.5	44.4
Allocated income taxes (benefit) and TE adjustments	43	42	30	2.4	43.3

Net income (loss) attributable to Key	$74	$70	$51	5.7%	45.1%

Average balances
Loans and leases	$30,789	$30,925	$30,662	(.4)%	.4%
Total assets	32,856	33,056	32,768	(.6)	.3
Deposits	52,803	52,219	50,415	1.1	4.7

Assets under management at period end	$34,107	$33,983	$39,281	.4%	(13.2)%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Additional Key Community Bank Data

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Noninterest income
Trust and investment services income	$73	$73	$74	—	(1.4)%
Service charges on deposit accounts	54	54	51	—	5.9
Cards and payments income	43	44	38	(2.3)%	13.2
Other noninterest income	26	29	28	(10.3)	(7.1)

Total noninterest income	$196	$200	$191	(2.0)%	2.6%

Average deposit balances
NOW and money market deposit accounts	$29,432	$28,862	$27,873	2.0%	5.6%
Savings deposits	2,340	2,330	2,377	.4	(1.6)
Certificates of deposit ($100,000 or more)	2,120	1,686	1,558	25.7	36.1
Other time deposits	3,197	3,045	3,211	5.0	(.4)
Deposits in foreign office	—	208	333	N/M	N/M
Noninterest-bearing deposits	15,714	16,088	15,063	(2.3)	4.3

Total deposits	$52,803	$52,219	$50,415	1.1%	4.7%

Home equity loans
Average balance	$10,037	$10,203	$10,316
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	71%
Percent first lien positions	61	61	60
Other data
Branches	961	966	992
Automated teller machines	1,249	1,256	1,287

N/M = Not Meaningful

Key Community Bank Summary of Operations

•	Positive operating leverage from prior year

•	Net income increased to $74 million, 45.1% growth from prior year

•	Commercial, financial, and agricultural loan growth of $529 million, or 4.3% from prior year

•	Average deposits up $2.4 billion, or 4.7% from the prior year

Key Community Bank recorded net income attributable to Key of $74 million for the first quarter of 2016, compared to net income attributable to Key of $51 million for the year-ago quarter.

Taxable-equivalent net interest income increased by $41 million, or 11.5%, from the first quarter of 2015 due to favorable deposit rates and volume with increases in average deposits of $2.4 billion, or 4.7%, from one year ago, as well as growth in average loans and leases of $127 million, or .4%. Commercial, financial and agricultural loans grew by $529 million, or 4.3%, from the prior year.

Noninterest income increased $5 million, or 2.6%, from the year-ago quarter. Core fee-based businesses continue to show positive trends, as cards and payments income increased $5 million and service charges on deposit accounts increased $3 million. These increases were partially offset by market weakness affecting Key’s Private Bank as well as lower foreign exchange revenue.

The provision for credit losses increased by $12 million, or 40%, from the first quarter of 2015, primarily due to credit migration reflecting current market conditions, along with additional reserves for continued growth. Additionally, net loan charge-offs decreased $5 million from the same period one year ago.

Noninterest expense decreased by $2 million, or .5%, from the year-ago quarter, driven by a decrease in personnel costs related to lower salary and employee benefits expenses.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Key Corporate Bank

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Summary of operations
Net interest income (TE)	$218	$224	$214	(2.7)%	1.9%
Noninterest income	208	255	188	(18.4)	10.6

Total revenue (TE)	426	479	402	(11.1)	6.0
Provision for credit losses	43	26	6	65.4	616.7
Noninterest expense	237	257	219	(7.8)	8.2

Income (loss) before income taxes (TE)	146	196	177	(25.5)	(17.5)
Allocated income taxes and TE adjustments	28	51	49	(45.1)	(42.9)

Net income (loss)	118	145	128	(18.6)	(7.8)
Less: Net income (loss) attributable to noncontrolling interests	—	3	1	N/M	N/M

Net income (loss) attributable to Key	$118	$142	$127	(16.9)%	(7.1)%

Average balances
Loans and leases	$27,722	$26,981	$24,722	2.7%	12.1%
Loans held for sale	811	820	775	(1.1)	4.6
Total assets	33,413	32,639	30,240	2.4	10.5
Deposits	18,074	19,080	18,569	(5.3)	(2.7)

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 1Q16 vs.
	1Q16	4Q15	1Q15	4Q15	1Q15
Noninterest income
Trust and investment services income	$36	$32	$35	12.5%	2.9%
Investment banking and debt placement fees	70	125	68	(44.0)	2.9
Operating lease income and other leasing gains	13	13	14	—	(7.1)

Corporate services income	38	44	32	(13.6)	18.8
Service charges on deposit accounts	11	10	10	10.0	10.0
Cards and payments income	3	3	4	—	(25.0)

Payments and services income	52	57	46	(8.8)	13.0

Mortgage servicing fees	12	15	13	(20.0)	(7.7)
Other noninterest income	25	13	12	92.3	108.3

Total noninterest income	$208	$255	$188	(18.4)%	10.6%

Key Corporate Bank Summary of Operations

•	Average loan and lease balances up 12.1% from the prior year

•	Revenue up 6.0% from the prior year

•	Noninterest income up 10.6% from the prior year

Key Corporate Bank recorded net income attributable to Key of $118 million for the first quarter of 2016, compared to $127 million for the same period one year ago.

Taxable-equivalent net interest income increased by $4 million, or 1.9%, compared to the first quarter of 2015. Average loan and lease balances increased $3 billion, or 12.1%, from the year-ago quarter, primarily driven by growth in commercial, financial and agricultural loans. This growth in loan and lease balances drove an increase of $5 million in earning asset spread. Average deposit balances decreased $495 million, or 2.7%, from the year-ago quarter, driven by lower public deposits. Although deposit balances decreased, there was a higher mix of transactional deposit balances that drove an increase of $2 million in deposit and borrowing spread. The earning asset and deposit and borrowing spread increases were partially offset by slight decreases across various other items.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Noninterest income was up $20 million, or 10.6%, from the prior year. Other noninterest income increased $13 million from the year-ago quarter mostly due to gains from certain real estate investments. Corporate services income was up $6 million due to growth in commitment fees, derivatives, and foreign exchange. Investment banking and debt placement fees increased by $2 million due to higher loan syndication and merger and acquisition fees. Partially offsetting these increases were slight declines in operating lease income and other leasing gains and cards and payments income of $1 million each.

The provision for credit losses increased $37 million, or 616.7%, compared to the first quarter of 2015 due to $22 million of higher net loan charge-offs and credit migration in the oil and gas portfolio.

Noninterest expense increased by $18 million, or 8.2%, from the first quarter of 2015. Increased personnel costs and higher operating leases expenses were the primary drivers.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit and various exit portfolios. Other Segments generated net income attributable to Key of $14 million for the first quarter of 2016, compared to $43 million for the same period last year. This decline was largely attributable to lower net gains from principal investing of $29 million.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $98.4 billion at March 31, 2016.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news

Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2015, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on Thursday, April 21, 2016. An audio replay of the call will be available through April 28, 2016.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

KeyCorp

First Quarter 2016

Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Exit Loan Portfolio From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
25	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
26	Line of Business Results

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	3-31-16	12-31-15	3-31-15
Summary of operations
Net interest income (TE)	$612	$610	$577
Noninterest income	431	485	437

Total revenue (TE)	1,043	1,095	1,014
Provision for credit losses	89	45	35
Noninterest expense	703	736	669
Income (loss) from continuing operations attributable to Key	187	230	228
Income (loss) from discontinued operations, net of taxes (a)	1	(4)	5
Net income (loss) attributable to Key	188	226	233

Income (loss) from continuing operations attributable to Key common shareholders	182	224	222
Income (loss) from discontinued operations, net of taxes (a)	1	(4)	5
Net income (loss) attributable to Key common shareholders	183	220	227

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.22	$.27	$.26
Income (loss) from discontinued operations, net of taxes (a)	—	(.01)	.01
Net income (loss) attributable to Key common shareholders (b)	.22	.27	.27

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.22	.27	.26
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	(.01)	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.22	.26	.26

Cash dividends paid	.075	.075	.065
Book value at period end	12.79	12.51	12.12
Tangible book value at period end	11.52	11.22	10.84
Market price at period end	11.04	13.19	14.16

Performance ratios
From continuing operations:
Return on average total assets	.80%	.97%	1.03%
Return on average common equity	6.86	8.51	8.76
Return on average tangible common equity (c)	7.64	9.50	9.80
Net interest margin (TE)	2.89	2.87	2.91
Cash efficiency ratio (c)	66.6	66.4	65.1

From consolidated operations:
Return on average total assets	.79%	.93%	1.03%
Return on average common equity	6.90	8.36	8.96
Return on average tangible common equity (c)	7.68	9.33	10.02
Net interest margin (TE)	2.83	2.84	2.88
Loan to deposit (d)	85.7	87.8	86.9

Capital ratios at period end
Key shareholders’ equity to assets	11.25%	11.30%	11.26%
Key common shareholders’ equity to assets	10.95	10.99	10.95
Tangible common equity to tangible assets (c)	9.97	9.98	9.92
Common Equity Tier 1 (c), (e)	11.11	10.94	10.64
Tier 1 risk-based capital (e)	11.42	11.35	11.04
Total risk-based capital (e)	13.17	12.97	12.79
Leverage (e)	10.73	10.72	10.91

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Financial Highlights (continued)

(dollars in millions)

	Three months ended
	3-31-16	12-31-15	3-31-15
Asset quality — from continuing operations
Net loan charge-offs	$46	$37	$28
Net loan charge-offs to average total loans	.31%	.25%	.20%
Allowance for loan and lease losses	$826	$796	$794
Allowance for credit losses	895	852	835
Allowance for loan and lease losses to period-end loans	1.37%	1.33%	1.37%
Allowance for credit losses to period-end loans	1.48	1.42	1.44
Allowance for loan and lease losses to nonperforming loans	122.2	205.7	181.7
Allowance for credit losses to nonperforming loans	132.4	220.2	191.1
Nonperforming loans at period end (f)	$676	$387	$437
Nonperforming assets at period end	692	403	457
Nonperforming loans to period-end portfolio loans	1.12%	.65%	.75%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.14	.67	.79

Trust and brokerage assets — from continuing operations
Assets under management	$34,107	$33,983	$39,281
Nonmanaged and brokerage assets	49,474	47,681	49,508

Other data
Average full-time equivalent employees	13,403	13,359	13,591
Branches	961	966	992

Taxable-equivalent adjustment	$8	$8	$6

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Common Equity Tier 1,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.
(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	3-31-16 ratio is estimated.
(f)	Loan balances exclude $11 million, $11 million, and $12 million of purchased credit impaired loans at March 31, 2016, December 31, 2015, and March 31, 2015, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” certain financial measures excluding merger-related expense, and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019.

Common Equity Tier 1 is not formally defined by GAAP and is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Common Equity Tier 1, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

On October 30, 2015, Key announced that it entered into a definitive agreement and plan of merger to acquire First Niagara Financial Group. As a result of this pending transaction, Key has recognized merger-related expense. The table below shows the computation for noninterest expense excluding merger-related expense and earnings per common share excluding merger-related expense. Management believes that eliminating the effects of the merger-related expense makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The table below also shows the computation for the cash efficiency ratio excluding merger-related expense. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3-31-16	12-31-15	3-31-15
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$11,066	$10,746	$10,603
Less: Intangible assets (a)	1,077	1,080	1,088
Preferred Stock, Series A (b)	281	281	281

Tangible common equity (non-GAAP)	$9,708	$9,385	$9,234

Total assets (GAAP)	$98,402	$95,133	$94,206
Less: Intangible assets (a)	1,077	1,080	1,088

Tangible assets (non-GAAP)	$97,325	$94,053	$93,118

Tangible common equity to tangible assets ratio (non-GAAP)	9.97%	9.98%	9.92%

Common Equity Tier 1 at period end
Key shareholders’ equity (GAAP)	$11,066	$10,746	10,603
Less: Preferred Stock, Series A (b)	281	281	281

Common Equity Tier 1 capital before adjustments and deductions	10,785	10,465	10,322
Less: Goodwill, net of deferred taxes	1,034	1,034	1,036
Intangible assets, net of deferred taxes	35	26	36
Deferred tax assets	1	1	1
Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes	70	(58)	52
Accumulated gains (losses) on cash flow hedges, net of deferred taxes	47	(20)	(8)
Amounts in accumulated other comprehensive income (loss) attributed to pension and postretirement benefit costs, net of deferred taxes	(365)	(365)	(364)

Total Common Equity Tier 1 capital (c)	$9,963	$9,847	9,569

Net risk-weighted assets (regulatory) (c)	$89,712	$89,980	89,967

Common Equity Tier 1 ratio (non-GAAP) (c)	11.11%	10.94%	10.64

Noninterest expense excluding merger-related expense
Noninterest expense (GAAP)	$703	$736	$669
Less: Merger-related expense	24	6	—

Noninterest expense excluding merger-related expense (non-GAAP)	$679	$730	$669

Earnings per common share (EPS) excluding merger-related expense
EPS from continuing operations attributable to Key common shareholders — assuming dilution	$.22	$.27	$.26
Add: EPS impact of merger-related expense	.02	—	—

EPS from continuing operations attributable to Key common shareholders excluding merger-related expense (non-GAAP)	$.24	$.27	$.26

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	3-31-16	12-31-15	3-31-15

Pre-provision net revenue
Net interest income (GAAP)	$604	$602	$571
Plus: Taxable-equivalent adjustment	8	8	6
Noninterest income	431	485	437
Less: Noninterest expense	703	736	669

Pre-provision net revenue from continuing operations (non-GAAP)	$340	$359	$345

Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,953	$10,731	$10,570
Less: Intangible assets (average) (d)	1,079	1,082	1,089
Preferred Stock, Series A (average)	290	290	290

Average tangible common equity (non-GAAP)	$9,584	$9,359	$9,191

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$182	$224	$222
Average tangible common equity (non-GAAP)	9,584	9,359	9,191

Return on average tangible common equity from continuing operations (non-GAAP)	7.64%	9.50%	9.80%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$183	$220	$227
Average tangible common equity (non-GAAP)	9,584	9,359	9,191

Return on average tangible common equity consolidated (non-GAAP)	7.68%	9.33%	10.02%

Cash efficiency ratio
Noninterest expense (GAAP)	$703	$736	$669
Less: Intangible asset amortization	8	9	9

Adjusted noninterest expense (non-GAAP)	695	727	660
Less: Merger-related expense	24	6	—

Adjusted noninterest expense excluding merger-related expense (non-GAAP)	$671	$721	$660

Net interest income (GAAP)	$604	$602	$571
Plus: Taxable-equivalent adjustment	8	8	6
Noninterest income	431	485	437

Total taxable-equivalent revenue (non-GAAP)	$1,043	$1,095	$1,014

Cash efficiency ratio (non-GAAP)	66.6%	66.4%	65.1%

Cash efficiency ratio excluding merger-related expense (non-GAAP)	64.3%	65.8%	65.1%

Three months ended
3-31-16
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$9,963
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (e)	(24)

Common Equity Tier 1 anticipated under the fully phased-in RCR (f)	$9,939

Net risk-weighted assets under current RCR	$89,712
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (g)	477
Volcker funds	(290)
All other assets	18

Total risk-weighted assets anticipated under the fully phased-in RCR (f)	$89,917

Common Equity Tier 1 ratio under the fully phased-in RCR (f)	11.05%

(a)	For the three months ended March 31, 2016, December 31, 2015, and March 31, 2015, intangible assets exclude $40 million, $45 million, and $61 million, respectively, of period-end purchased credit card receivables.
(b)	Net of capital surplus.
(c)	3-31-16 amount is estimated.
(d)	For the three months ended March 31, 2016, December 31, 2015, and March 31, 2015, average intangible assets exclude $42 million, $47 million, and $64 million, respectively, of average purchased credit card receivables.
(e)	Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.
(f)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(g)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Consolidated Balance Sheets

(dollars in millions)

	3-31-16	12-31-15	3-31-15
Assets
Loans	$60,438	$59,876	$57,953
Loans held for sale	684	639	1,649
Securities available for sale	14,304	14,218	13,120
Held-to-maturity securities	5,003	4,897	5,005
Trading account assets	765	788	789
Short-term investments	5,436	2,707	3,378
Other investments	643	655	730

Total earning assets	87,273	83,780	82,624
Allowance for loan and lease losses	(826)	(796)	(794)
Cash and due from banks	474	607	506
Premises and equipment	750	779	806
Operating lease assets	362	340	306
Goodwill	1,060	1,060	1,057
Other intangible assets	57	65	92
Corporate-owned life insurance	3,557	3,541	3,488
Derivative assets	1,065	619	731
Accrued income and other assets	2,849	3,290	3,142
Discontinued assets	1,781	1,846	2,246

Total assets	$98,402	$95,131	$94,204

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$38,946	$37,089	$35,623
Savings deposits	2,385	2,341	2,413
Certificates of deposit ($100,000 or more)	3,095	2,392	1,982
Other time deposits	3,259	3,127	3,182

Total interest-bearing deposits	47,685	44,949	43,200
Noninterest-bearing deposits	25,697	26,097	27,948
Deposits in foreign office — interest-bearing	—	—	474

Total deposits	73,382	71,046	71,622
Federal funds purchased and securities sold under repurchase agreements	374	372	517
Bank notes and other short-term borrowings	615	533	608
Derivative liabilities	790	632	825
Accrued expense and other liabilities	1,410	1,605	1,308
Long-term debt	10,760	10,184	8,711

Total liabilities	87,331	84,372	83,591

Equity
Preferred stock, Series A	290	290	290
Common shares	1,017	1,017	1,017
Capital surplus	3,818	3,922	3,910
Retained earnings	9,042	8,922	8,445
Treasury stock, at cost	(2,888)	(3,000)	(2,780)
Accumulated other comprehensive income (loss)	(213)	(405)	(279)

Key shareholders’ equity	11,066	10,746	10,603
Noncontrolling interests	5	13	10

Total equity	11,071	10,759	10,613

Total liabilities and equity	$98,402	$95,131	$94,204

Common shares outstanding (000)	842,290	835,751	850,920

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended
	3-31-16	12-31-15	3-31-15
Interest income
Loans	$562	$552	$523
Loans held for sale	8	8	7
Securities available for sale	75	76	70
Held-to-maturity securities	24	24	24
Trading account assets	7	6	5
Short-term investments	4	3	2
Other investments	3	4	5

Total interest income	683	673	636

Interest expense
Deposits	31	26	26
Bank notes and other short-term borrowings	2	3	2
Long-term debt	46	42	37

Total interest expense	79	71	65

Net interest income	604	602	571
Provision for credit losses	89	45	35

Net interest income after provision for credit losses	515	557	536

Noninterest income
Trust and investment services income	109	105	109
Investment banking and debt placement fees	71	127	68
Service charges on deposit accounts	65	64	61
Operating lease income and other leasing gains	17	15	19
Corporate services income	50	55	43
Cards and payments income	46	47	42
Corporate-owned life insurance income	28	36	31
Consumer mortgage income	2	2	3
Mortgage servicing fees	12	15	13
Net gains (losses) from principal investing	—	—	29
Other income (a), (b)	31	19	19

Total noninterest income	431	485	437

Noninterest expense
Personnel	404	429	389
Net occupancy	61	64	65
Computer processing	43	43	38
Business services and professional fees	41	44	33
Equipment	21	22	22
Operating lease expense	13	13	11
Marketing	12	17	8
FDIC assessment	9	8	8
Intangible asset amortization	8	9	9
OREO expense, net	1	1	2
Other expense	90	86	84

Total noninterest expense	703	736	669

Income (loss) from continuing operations before income taxes	243	306	304
Income taxes	56	73	74

Income (loss) from continuing operations	187	233	230
Income (loss) from discontinued operations, net of taxes	1	(4)	5

Net income (loss)	188	229	235
Less: Net income (loss) attributable to noncontrolling interests	—	3	2

Net income (loss) attributable to Key	$188	$226	$233

Income (loss) from continuing operations attributable to Key common shareholders	$182	$224	$222
Net income (loss) attributable to Key common shareholders	183	220	227

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.22	$.27	$.26
Income (loss) from discontinued operations, net of taxes	—	(.01)	.01
Net income (loss) attributable to Key common shareholders (b)	.22	.27	.27

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.22	$.27	$.26
Income (loss) from discontinued operations, net of taxes	—	(.01)	.01
Net income (loss) attributable to Key common shareholders (b)	.22	.26	.26

Cash dividends declared per common share	$.075	$.075	$.065

Weighted-average common shares outstanding (000)	826,447	828,206	848,580
Effect of common share options and other stock awards	7,594	7,733	8,542

Weighted-average common shares and potential common shares outstanding (000) (c)	834,041	835,939	857,122

(a)	For the three months ended March 31, 2016, and March 31, 2015, net securities gains (losses) totaled less than $1 million. For the three months ended December 31, 2015, net securities gains (losses) totaled $1 million. For the three months ended March 31, 2016, and December 31, 2015, Key did not have any impairment losses related to securities. For the three months ended March 31, 2015, impaired losses related to securities totaled less than $1 million.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	First Quarter 2016			Fourth Quarter 2015			First Quarter 2015
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$31,590	$263	3.35%	$30,884	$253	3.25%	$28,321	$223	3.18%
Real estate — commercial mortgage	8,138	77	3.78	8,019	75	3.70	8,095	73	3.67
Real estate — construction	1,016	10	4.11	1,067	10	3.65	1,139	11	3.90
Commercial lease financing	3,957	36	3.65	3,910	36	3.68	4,070	36	3.57

Total commercial loans	44,701	386	3.47	43,880	374	3.38	41,625	343	3.33
Real estate — residential mortgage	2,236	24	4.18	2,252	24	4.18	2,229	24	4.26
Home equity loans	10,240	103	4.06	10,418	105	3.97	10,576	104	3.99
Consumer direct loans	1,593	26	6.53	1,605	26	6.50	1,546	25	6.63
Credit cards	784	21	10.72	780	21	10.66	732	20	11.01
Consumer indirect loans	602	10	6.44	641	10	6.45	804	13	6.41

Total consumer loans	15,455	184	4.76	15,696	186	4.69	15,887	186	4.73

Total loans	60,156	570	3.80	59,576	560	3.72	57,512	529	3.72
Loans held for sale	826	8	4.02	841	8	4.13	795	7	3.33
Securities available for sale (b), (e)	14,207	75	2.12	14,168	76	2.13	13,087	70	2.17
Held-to-maturity securities (b)	4,817	24	2.01	4,908	24	1.99	4,947	24	1.93
Trading account assets	817	7	3.50	822	6	3.31	717	5	2.80
Short-term investments	3,432	4	.46	3,483	3	.28	2,399	2	.27
Other investments (e)	647	3	1.73	674	4	2.71	742	5	2.79

Total earning assets	84,902	691	3.27	84,472	681	3.21	80,199	642	3.23
Allowance for loan and lease losses	(803)			(790)			(793)
Accrued income and other assets	10,378			10,435			10,221
Discontinued assets	1,804			1,947			2,271

Total assets	$96,281			$96,064			$91,898

Liabilities
NOW and money market deposit accounts	$37,708	15	.16	$37,640	14	.15	$34,952	13	.15
Savings deposits	2,349	—	.02	2,338	—	.02	2,385	—	.02
Certificates of deposit ($100,000 or more) (f)	2,761	10	1.37	2,150	7	1.31	2,017	7	1.30
Other time deposits	3,200	6	.79	3,047	5	.72	3,217	6	.72
Deposits in foreign office	—	—	—	354	—	.24	529	—	.22

Total interest-bearing deposits	46,018	31	.27	45,529	26	.24	43,100	26	.24
Federal funds purchased and securities sold under repurchase agreements	437	—	.07	392	—	.02	720	—	.03
Bank notes and other short-term borrowings	591	2	1.63	556	3	1.65	506	2	1.56
Long-term debt (f), (g)	8,566	46	2.19	8,316	42	2.05	6,124	37	2.52

Total interest-bearing liabilities	55,612	79	.57	54,793	71	.52	50,450	65	.52

Noninterest-bearing deposits	25,580			26,292			26,269
Accrued expense and other liabilities	2,322			2,289			2,327
Discontinued liabilities (g)	1,804			1,947			2,271

Total liabilities	85,318			85,321			81,317

Equity
Key shareholders’ equity	10,953			10,731			10,570
Noncontrolling interests	10			12			11

Total equity	10,963			10,743			10,581

Total liabilities and equity	$96,281			$96,064			$91,898

Interest rate spread (TE)			2.70%			2.69%			2.71%

Net interest income (TE) and net interest margin (TE)		612	2.89%		610	2.87%		577	2.91%

TE adjustment (b)		8			8			6

Net interest income, GAAP basis		$604			$602			$571

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $85 million, $87 million, and $87 million of assets from commercial credit cards for the three months ended March 31, 2016, December 31, 2015, and March 31, 2015, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Noninterest Expense

(dollars in millions)

	Three months ended
	3-31-16	12-31-15	3-31-15
Personnel (a)	$404	$429	$389
Net occupancy	61	64	65
Computer processing	43	43	38
Business services and professional fees	41	44	33
Equipment	21	22	22
Operating lease expense	13	13	11
Marketing	12	17	8
FDIC assessment	9	8	8
Intangible asset amortization	8	9	9
OREO expense, net	1	1	2
Other expense	90	86	84

Total noninterest expense	$703	$736	$669

Merger-related expense	24	6	—

Total noninterest expense excluding merger-related expense (b)	$679	$730	$669

Average full-time equivalent employees (c)	13,403	13,359	13,591

(a)	Additional detail provided in table below.
(b)	Non-GAAP measure. See the table entitled “GAAP to Non-GAAP Reconciliations” in this financial supplement.
(c)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended
	3-31-16	12-31-15	3-31-15
Salaries and contract labor	$244	$244	$228
Incentive and stock-based compensation	89	115	83
Employee benefits	68	64	72
Severance	3	6	6

Total personnel expense	$404	$429	$389

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Loan Composition

(dollars in millions)

				Percent change 3-31-16 vs.
	3-31-16	12-31-15	3-31-15	12-31-15	3-31-15
Commercial, financial and agricultural (a)	$31,976	$31,240	$28,783	2.4%	11.1%
Commercial real estate:
Commercial mortgage	8,364	7,959	8,162	5.1	2.5
Construction	841	1,053	1,142	(20.1)	(26.4)

Total commercial real estate loans	9,205	9,012	9,304	2.1	(1.1)
Commercial lease financing (b)	3,934	4,020	4,064	(2.1)	(3.2)

Total commercial loans	45,115	44,272	42,151	1.9	7.0
Residential — prime loans:
Real estate — residential mortgage	2,234	2,242	2,231	(.4)	.1
Home equity loans	10,149	10,335	10,523	(1.8)	(3.6)

Total residential — prime loans	12,383	12,577	12,754	(1.5)	(2.9)
Consumer direct loans	1,579	1,600	1,547	(1.3)	2.1
Credit cards	782	806	727	(3.0)	7.6
Consumer indirect loans	579	621	774	(6.8)	(25.2)

Total consumer loans	15,323	15,604	15,802	(1.8)	(3.0)

Total loans (c), (d)	$60,438	$59,876	$57,953	.9%	4.3%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 3-31-16 vs.
	3-31-16	12-31-15	3-31-15	12-31-15	3-31-15
Commercial, financial and agricultural	$103	$76	$183	35.5%	(43.7)%
Real estate — commercial mortgage	562	532	1,408	5.6	(60.1)
Commercial lease financing	19	14	14	35.7	35.7
Real estate — residential mortgage	—	17	44	N/M	N/M

Total loans held for sale (e)	$684	$639	$1,649	7.0%	(58.5)%

Summary of Changes in Loans Held for Sale

(in millions)

	1Q16	4Q15	3Q15	2Q15	1Q15
Balance at beginning of period	$639	$916	$835	$1,649	$734
New originations	1,114	1,655	1,673	1,650	2,130
Transfers from (to) held to maturity, net	—	22	24	6	10
Loan sales	(1,108)	(1,943)	(1,616)	(2,466)	(1,204)
Loan draws (payments), net	39	(11)	—	(4)	(21)

Balance at end of period (e)	$684	$639	$916	$835	$1,649

(a)	Loan balances include $85 million, $85 million, and $87 million of commercial credit card balances at March 31, 2016, December 31, 2015, and March 31, 2015, respectively.
(b)	Commercial lease financing includes receivables held as collateral for a secured borrowing of $115 million, $134 million, and $230 million at March 31, 2016, December 31, 2015, and March 31, 2015, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)	At March 31, 2016, total loans include purchased loans of $109 million, of which $11 million were purchased credit impaired. At December 31, 2015, total loans include purchased loans of $114 million, of which $11 million were purchased credit impaired. At March 31, 2015, total loans include purchased loans of $130 million, of which $12 million were purchased credit impaired.
(d)	Total loans exclude loans of $1.8 billion at March 31, 2016, and at December 31, 2015, and $2.2 billion at March 31, 2015, related to the discontinued operations of the education lending business.
(e)	Total loans held for sale exclude loans held for sale of $169 million at September 30, 2015, and $179 million at June 30, 2015, related to the discontinued operations of the education lending business.

N/M = Not Meaningful

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Exit Loan Portfolio From Continuing Operations

(in millions)

	Balance Outstanding		Change 3-31-16 vs. 12-31-15	Net Loan Charge-offs		Balance on Nonperforming Status
	3-31-16	12-31-15		1Q16	4Q15	3-31-16	12-31-15
Residential properties — homebuilder	—	$6	$(6)	—	—	$3	$8
Marine and RV floor plan	—	1	(1)	—	—	—	—
Commercial lease financing (a)	$743	765	(22)	$1	—	—	1

Total commercial loans	743	772	(29)	1	—	3	9
Home equity — Other	195	208	(13)	1	$2	7	8
Marine	544	583	(39)	2	1	4	6
RV and other consumer	39	41	(2)	—	—	—	—

Total consumer loans	778	832	(54)	3	3	11	14

Total exit loans in loan portfolio	$1,521	$1,604	$(83)	$4	$3	$14	$23

Discontinued operations — education lending business (not included in exit loans above)	$1,760	$1,828	$(68)	$6	$7	$6	$7

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction, and industrial leases; (2) Canadian lease financing portfolios; (3) European lease financing portfolios; and (4) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	1Q16	4Q15	3Q15	2Q15	1Q15
Net loan charge-offs	$46	$37	$41	$36	$28
Net loan charge-offs to average total loans	.31%	.25%	.27%	.25%	.20%
Allowance for loan and lease losses	$826	$796	$790	$796	$794
Allowance for credit losses (a)	895	852	844	841	835
Allowance for loan and lease losses to period-end loans	1.37%	1.33%	1.31%	1.37%	1.37%
Allowance for credit losses to period-end loans	1.48	1.42	1.40	1.44	1.44
Allowance for loan and lease losses to nonperforming loans	122.2	205.7	197.5	190.0	181.7
Allowance for credit losses to nonperforming loans	132.4	220.2	211.0	200.7	191.1
Nonperforming loans at period end (b)	$676	$387	$400	$419	$437
Nonperforming assets at period end	692	403	417	440	457
Nonperforming loans to period-end portfolio loans	1.12%	.65%	.67%	.72%	.75%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.14	.67	.69	.75	.79

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.
(b)	Loan balances exclude $11 million, $11 million, $12 million, $12 million, and $12 million of purchased credit impaired loans at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, respectively.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended
	3-31-16	12-31-15	3-31-15
Average loans outstanding	$60,156	$59,576	$57,512

Allowance for loan and lease losses at beginning of period	$796	$790	$794
Loans charged off:
Commercial, financial and agricultural	26	18	12

Real estate — commercial mortgage	1	2	2
Real estate — construction	—	—	1

Total commercial real estate loans	1	2	3
Commercial lease financing	3	6	2

Total commercial loans	30	26	17

Real estate — residential mortgage	2	2	2
Home equity loans	10	7	8
Consumer direct loans	6	6	6
Credit cards	8	7	8
Consumer indirect loans	4	3	6

Total consumer loans	30	25	30

Total loans charged off	60	51	47
Recoveries:
Commercial, financial and agricultural	3	3	5

Real estate — commercial mortgage	2	4	2
Real estate — construction	1	—	—

Total commercial real estate loans	3	4	2
Commercial lease financing	—	—	4

Total commercial loans	6	7	11

Real estate — residential mortgage	2	2	—
Home equity loans	3	2	3
Consumer direct loans	1	1	2
Credit cards	1	—	—
Consumer indirect loans	1	2	3

Total consumer loans	8	7	8

Total recoveries	14	14	19

Net loan charge-offs	(46)	(37)	(28)
Provision (credit) for loan and lease losses	76	43	29
Foreign currency translation adjustment	—	—	(1)

Allowance for loan and lease losses at end of period	$826	$796	$794

Liability for credit losses on lending-related commitments at beginning of period	$56	$54	$35
Provision (credit) for losses on lending-related commitments	13	2	6

Liability for credit losses on lending-related commitments at end of period (a)	$69	$56	$41

Total allowance for credit losses at end of period	$895	$852	$835

Net loan charge-offs to average total loans	.31%	.25%	.20%
Allowance for loan and lease losses to period-end loans	1.37	1.33	1.37
Allowance for credit losses to period-end loans	1.48	1.42	1.44
Allowance for loan and lease losses to nonperforming loans	122.2	205.7	181.7
Allowance for credit losses to nonperforming loans	132.4	220.2	191.1

Discontinued operations — education lending business:
Loans charged off	$9	$10	$10
Recoveries	3	3	4

Net loan charge-offs	$(6)	$(7)	$(6)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	3-31-16	12-31-15	9-30-15	6-30-15	3-31-15
Commercial, financial and agricultural	$380	$82	$89	$100	$98

Real estate — commercial mortgage	16	19	23	26	30
Real estate — construction	12	9	9	12	12

Total commercial real estate loans	28	28	32	38	42
Commercial lease financing	11	13	21	18	20

Total commercial loans	419	123	142	156	160

Real estate — residential mortgage	59	64	67	67	72
Home equity loans	191	190	181	184	191
Consumer direct loans	1	2	1	1	2
Credit cards	2	2	2	2	2
Consumer indirect loans	4	6	7	9	10

Total consumer loans	257	264	258	263	277

Total nonperforming loans (a)	676	387	400	419	437
OREO	14	14	17	20	20
Other nonperforming assets	2	2	—	1	—

Total nonperforming assets	$692	$403	$417	$440	$457

Accruing loans past due 90 days or more	$70	$72	$54	$66	$111
Accruing loans past due 30 through 89 days	237	208	271	181	216
Restructured loans — accruing and nonaccruing (b)	283	280	287	300	268
Restructured loans included in nonperforming loans (b)	151	159	160	170	141
Nonperforming assets from discontinued operations — education lending business	6	7	8	6	8
Nonperforming loans to period-end portfolio loans	1.12%	.65%	.67%	.72%	.75%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.14	.67	.69	.75	.79

(a)	Loan balances exclude $11 million, $11 million, $12 million, $12 million, and $12 million of purchased credit impaired loans at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, respectively.
(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	1Q16	4Q15	3Q15	2Q15	1Q15
Balance at beginning of period	$387	$400	$419	$437	$418
Loans placed on nonaccrual status	406	81	81	92	123
Charge-offs	(60)	(51)	(53)	(52)	(47)
Loans sold	(11)	—	(2)	—	—
Payments	(8)	(21)	(16)	(25)	(9)
Transfers to OREO	(4)	(4)	(4)	(5)	(7)
Transfers to other nonperforming assets	—	(1)	—	—	—
Loans returned to accrual status	(34)	(17)	(25)	(28)	(41)

Balance at end of period (a)	$676	$387	$400	$419	$437

(a)	Loan balances exclude $11 million, $11 million, $12 million, $12 million, and $12 million of purchased credit impaired loans at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, respectively.

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	1Q16	4Q15	3Q15	2Q15	1Q15
Balance at beginning of period	$14	$17	$20	$20	$18
Properties acquired — nonperforming loans	4	4	4	5	7
Valuation adjustments	(1)	(2)	(2)	(1)	(1)
Properties sold	(3)	(5)	(5)	(4)	(4)

Balance at end of period	$14	$14	$17	$20	$20

KeyCorp Reports First Quarter 2016 Profit

April 21, 2016

Line of Business Results

(dollars in millions)

						Percent change 1Q16 vs.
	1Q16	4Q15	3Q15	2Q15	1Q15	4Q15	1Q15
Key Community Bank
Summary of operations
Total revenue (TE)	$595	$588	$579	$560	$549	1.2%	8.4%
Provision for credit losses	42	20	18	3	30	110.0	40.0
Noninterest expense	436	456	444	447	438	(4.4)	(.5)
Net income (loss) attributable to Key	74	70	74	69	51	5.7	45.1
Average loans and leases	30,789	30,925	31,039	30,707	30,662	(.4)	.4
Average deposits	52,803	52,219	51,234	50,765	50,415	1.1	4.7
Net loan charge-offs	23	23	21	20	28	—	(17.9)
Net loan charge-offs to average total loans	.30%	.30%	.27%	.26%	.37%	N/A	N/A
Nonperforming assets at period end	$303	$303	$306	$305	$328	—	(7.6)
Return on average allocated equity	11.09%	10.39%	10.92%	10.34%	7.56%	N/A	N/A
Average full-time equivalent employees	7,376	7,390	7,476	7,574	7,642	(.2)	(3.5)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$426	$479	$454	$478	$402	(11.1)%	6.0%
Provision for credit losses	43	26	30	41	6	65.4	616.7
Noninterest expense	237	257	250	256	219	(7.8)	8.2
Net income (loss) attributable to Key	118	142	136	131	127	(16.9)	(7.1)
Average loans and leases	27,722	26,981	26,425	25,298	24,722	2.7	12.1
Average loans held for sale	811	820	918	1,234	775	(1.1)	4.6
Average deposits	18,074	19,080	18,809	19,709	18,569	(5.3)	(2.7)
Net loan charge-offs	18	12	20	12	(4)	50.0	N/M
Net loan charge-offs to average total loans	.26%	.18%	.30%	.19%	(.07)%	N/A	N/A
Nonperforming assets at period end	$372	$74	$85	$105	$93	402.7	300.0
Return on average allocated equity	23.15%	29.05%	28.29%	29.24%	27.68%	N/A	N/A
Average full-time equivalent employees	2,126	2,113	2,173	2,058	2,057	.6	3.4

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful